EXHIBIT 99.1

Success Entertainment Group International Announces initial deliveries of US produced PPE Gowns

Ossian, Indiana-(PR Newswire – May 15, 2020) – Success Entertainment Group International, Inc. (OTCQB: SEGN) (the “Company”), recently acquired Renavotio Infratech, Inc. (RII) announces deliveries of its first three (3) shipments of made in the U.S.A., Personal Protective Equipment (PPE) gowns.  RII began shipping the first $250,000 of class 1 gowns sold over the last two (2) weeks. Since initiating its marketing program, the Company has generated purchase orders for over $600,000 worth of gowns, with current production scheduled to be shipped over the next thirty (30) days.  Working with its dedicated U.S. manufacture, the initial production schedule allocation to RII is designed to meet its sales projections over the next twelve (12) months.

RII is working closely with the manufacture to sell 100% of their production over the next 12 to 24 months that eventually could equal a run rate of approximately $1,000,000 or more a month.  RII is working with investors to help repurpose existing production facilities to produce several classes gowns at locations in Florida and New Jersey.  The company is also looking at several different gown designs to meet the various requirements and order flow of the medical providers that are currently in high demand and short supply.

RII medical infrastructure division plans to specialize in Gowns and Face Shields of various designs and uses.  These products are the most commonly used PPE. These are an important source of protection for hospital, food service, emergency and recovery workers “We  saw an opportunity to grow into an untapped revenue and US made product stream for the company. We are developing some great new partnerships and have developed an exciting action plan to secure solid growth for RII over the next two (2) years.” Said Billy Robinson, CEO.

ABOUT RENAVOTIO INFRATECH (RII)

RII is a holding company focused on infrastructure opportunities including Medical, 5G, utility construction, utility management, IoT, water, waste management technology and related industries. RII initial targets along with recent medical protective gear are infrastructure companies with utility construction, consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long term savings utilizing smart utility monitoring and dedicated engineering and service personnel. These platforms capture utility data from handheld GPS devices or in place sensors, with planned use of drones to identify waste contamination, leak detection and topographic underground utility installation planning.

About Success Entertainment Group International Inc. (SEGN)

Success Entertainment Group International Inc. (OTCQB: SEGN), plans to operate three infrastructure based models,  Fiber optic, 5G and utility management, medical technology and PPE infrastructure products, e-commerce based organization, sharing platforms and database membership. Such revenue streams may contribute viable and steady growth to the Company.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain "forward-looking statements" under applicable US securities legislation. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: general business, economic, competitive, political and social uncertainties; delay or failure to receive board, shareholder or regulatory approvals, where applicable and the state of the capital markets. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact:
Success Entertainment Group International Inc.
Email Contact:  brobinson@renavotio.com
Telephone: +1(260) 490-9990